UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2024

NI Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Avenue North
Fargo, North Dakota

(Address of principal executive offices)

58102
(Zip code)

(701) 298-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2024, NI Holdings, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). There were 19,708,579 shares of common stock represented at the Annual Meeting. The shareholders voted as follows on the following matters at the Annual Meeting as to each proposal, including the number of broker non-votes and including a separate tabulation with respect to each nominee for director:

Proposal 1: Election of Directors. The eight directors were elected at the Annual Meeting for a one-year term based on the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric K. Aasmundstad	16,886,911	2,211,215	610,453
Michael J. Alexander	17,535,148	1,562,978	610,453
William R. Devlin	15,937,893	3,160,233	610,453
Duaine C. Espegard	17,405,455	1,692,671	610,453
Cindy L. Launer	17,404,661	1,693,465	610,453
Stephen V. Marlow	17,409,201	1,688,925	610,453
Prakash Mathew	16,890,551	2,207,575	610,453
Jeffrey R. Missling	17,535,242	1,562,884	610,453

Proposal 2: Ratification of the appointment of Mazars USA LLP. The appointment of Mazars USA LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024 was ratified based upon the following votes:

Votes For	Votes Against	Abstentions
19,515,768	180,211	12,600

Proposal 3: Non-binding advisory vote on executive compensation. The Company’s executive compensation was approved by a non-binding advisory vote based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,072,090	1,720,485	305,551	610,453

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: May 23, 2024	By:	/s/ Michael J. Alexander
Michael J. Alexander
President and Chief Executive Officer